UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 13, 2006

                                 ROO GROUP, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                  000-25659            11-3447894
          --------                  ---------            ----------
(State or other jurisdiction       (Commission          (IRS Employer
      of incorporation)            File Number)       Identification No.)

                228 EAST 45TH STREET 8TH FLOOR NEW YORK, NY 10017
             (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (646) 352-0260

                                   Copies to:
                            Richard A. Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS.

      On July 13, 2006, our Board of Directors appointed Douglas M. Chertok as a director of ROO Group, Inc. There are no understandings or arrangements between Mr. Chertok and any other person pursuant to which Mr. Chertok was selected as a director. Mr. Chertok does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer. Furthermore, Mr. Chertok has never entered into a transaction, nor is there any proposed transaction, between Mr. Chertok and us.

      Since March 2000, Mr. Chertok has served in various capacities with Hudson Management Associates LLC, a venture capital company based in New York City. Mr. Chertok also serves as a director of Daylife, Inc. and NMD Interactive, Inc. Mr. Chertok holds a Bachelor of Science degree from Cornell University and Juris Doctorate (J.D) from New York University.





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      ROO GROUP, INC.


Date: July 19, 2006                                   /s/ Robin Smyth
                                                      -----------------------
                                                      Robin Smyth
                                                      Chief Financial Officer





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